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                                                                    Exhibit 10.8

                            TENNECO AUTOMOTIVE, INC.

        TENNECO AUTOMOTIVE VALUE ADDED "TAVA" INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSES OF THE PLAN.

         The purpose of the Plan is to more closely link incentive cash compensation to the creation of shareholder value. The Plan is intended to foster a culture of performance and ownership, promote employee accountability, and establish a framework of manageable risks imposed by variable pay. The Plan is also intended to reward long-term, continuing improvements in shareholder value with an opportunity to participate in a portion of the wealth created.

SECTION 2. DEFINITIONS.

         "Actual Improvement" means the annual change in EVA, as determined under Section 5(b)(1) of the Plan, which can be positive or negative.

         "Annual Salary" means, with respect to a Participant, his or her annual base salary rate in a particular fiscal year of the Company.

         "Board" means the Board of Directors of the Company.

         "Bonus Amount" means the amount of a Participant's TAVA Bonus and, if applicable, a portion of amounts which were previously credited to a Participant's Bonus Reserve Account, which is payable to a Participant under
Section 6 of the Plan.

         "Bonus Interval" means the amount of EVA growth or diminution as a variance from Target Improvement that would either (i) result in the doubling of the Target Bonus for EVA performance above Target Improvement; or (ii) result in the realization of no Target Bonus for EVA performance below Target Improvement.

         "Bonus Reserve Account" means the amount of a Plan Participant's Bonus potential that is not yet earned and which is accounted for by the Company in a non-interest bearing book entry account until such time as it may be earned and paid in the form of Bonus Amounts under the Plan.

         "Capital Charge" means the Cost of Capital multiplied by the Company's aggregate capital, as determined by the Committee.

         "Cause" means the Participant's (i) commission of an act of fraud, embezzlement or theft in connection with the Participant's employment, (ii) commission of intentional wrongful damage to property of the Company, (iii) failure to perform the material duties of employment after receipt of written notice from the Company, or (iv) conviction of a felony (or plea of guilty or nolo contendre).

         "Change in Control" shall be as defined in the Tenneco Automotive Inc. Change of Control Severance Benefits Plan for Key Executives.

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         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation/Nominating/Governance Committee of the Board, or any successor Committee thereto.

         "Company" means Tenneco Automotive, Inc.

         "Cost of Capital" means the Company's cost of equity plus its cost of debt, expressed as a percentage, as determined by the Committee using a weighted average of the expected return on the Company's debt and equity capital. Cost of Capital is intended to reflect the rate of return that an investor could earn by choosing another investment with equivalent risk.

         "Disability" means permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

         "EVA" means the "economic value added" of the Company determined each Plan Year by deducting the Company's Capital Charge from NOPAT, as determined by the Committee. EVA is intended to reflect a measure of profit after subtracting the cost of all capital employed. EVA(R) is a registered trademark of Stern Stewart & Co.

         "NOPAT" means the Company's net operating profit after tax, as determined by the Committee from the Company's audited financial statements.

         "Participant" shall be as defined in Section 3.

         "Plan" means the Tenneco Automotive, Inc. Tenneco Value Added "TAVA" Incentive Compensation Plan.

         "Plan Year" means the fiscal year of the Company.

         "Retirement" means the termination of a Participant's employment with the Company or a Subsidiary after a Participant attains normal retirement age as established by the Committee.

         "Subsidiary" means any corporation at least eighty percent (80%) percent of the outstanding voting stock of which is owned by the Company.

         "Target Bonus" means the annual bonus a Participant may earn which shall be based 75% on the TAVA Target Bonus and 25% on a discretionary bonus as established and determined by the Company.

         "Target Improvement" means the targeted improvement in annual EVA growth for the TAVA Target Bonus Percentage to be earned in full.

         "TAVA" means Tenneco Automotive Value Added.

         "TAVA Bonus" means the annual bonus amount for a Plan Year, as determined under Section 5 of the Plan.


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         "TAVA Bonus Factor" means the multiple determined in accordance with
Section 5(b)(4) of the Plan for purposes of determining a Participant's TAVA Bonus.

         "TAVA Target Bonus" means the annual TAVA Bonus a Participant would earn, if any, for a Plan Year if Actual Improvement equaled Target Improvement, determined by multiplying a Participant's Annual Salary for that Plan Year by the Participant's TAVA Target Bonus Percentage for that Plan Year.

         "TAVA Target Bonus Percentage" means the percentage of a Participant's Annual Salary, as established or approved by the Committee for purposes of determining a Participant's TAVA Target Bonus.

SECTION 3. ELIGIBILITY

         An employee of the Company or a Subsidiary who, individually or as part of a group, is selected by the Committee to be eligible to participate in the Plan for a Plan Year shall become a Participant as of the first day of such Plan Year, unless otherwise determined by the Committee.

SECTION 4. ADMINISTRATION.

         (a) The Committee. The Compensation/Nominating/Governance Committee of the Board shall be the Committee hereunder unless a new Committee is selected by the Board.

         (b) Powers. The Committee shall have full and exclusive discretionary power to:

                  (1) interpret the Plan,

                  (2) to determine those employees of the Company and its Subsidiaries who are eligible to participate in the Plan, and

                  (3) adopt such rules, regulations, and guidelines (including the establishment of performance criteria), for administering the Plan as the Committee may deem necessary or proper, including the full discretion not to make payment of any or all of the Bonus amount determined in Section 5.

         (c) Adjustment to Payments. Subject to final approval of the Committee, individual Participant payments may be subject to change by recommendation of the Participant's manager and senior management team, with consideration given to the individual's successful job performance. The Company retains the right to withhold any payment amounts determined hereunder from any Participant who violates Company policies.

         (d) Third-party Advisors. The Committee may employ attorneys, consultants, accountants, and other persons. The Board, Committee, the Company, and its officers shall be entitled to rely upon the advice or opinion of such persons.

         (e) Binding Effect of Committee Actions. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons. No member of the Committee shall be personally liable


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for any action, determination, or interpretation made in good faith with respect to the Plan. All members of the Committee shall be fully protected and indemnified by the Company, to the fullest extent permitted by applicable law, in respect of any such action, determination, or interpretation of the Plan.

         (f) Annual Certification. In the event that any portion of the Bonus Amount is intended to constitute "incentive-based compensation" as defined in
Section 162(m) of the Code, each Plan Year prior to payment of such Bonus Amount, the Committee shall certify that the performance requirements of the Plan have been satisfied in accordance with Section 5(a)(2) of the Plan and
Section 162 (m) of the Code.

         (g) Foreign Jurisdictions. The Committee shall have the discretion to modify or amend the Plan, or adopt additional terms and or conditions, as may be deemed necessary or advisable in order to comply with the local laws and regulations of any jurisdiction.

SECTION 5. DETERMINATION OF TAVA BONUS.

         (a) Determination of EVA and Actual Improvement.

                  (1) Beginning of Plan Year Determinations. Prior to the commencement of each Plan Year, the following determinations shall be made:

                           (i) The Committee shall determine the Company's EVA
                  as of the beginning of the Plan Year.

                           (ii) The Committee shall determine or approve TAVA
                  Target Bonus Percentages for each Participant and the Company's Cost of Capital for the Plan Year.

                           (iii) The Committee shall establish the Target
                  Improvement and the Bonus Interval for each Plan Year, which standards may each be set by the Committee for one or more Plan Years.

                  (2) End of Plan Year Determinations. As of the end of each Plan Year, the following determinations shall be made:

                           (i) The Committee shall determine the Company's EVA
                  as of the end of the Plan Year and the resulting Actual Improvement.

                           (ii) The Committee shall determine, or approve the
                  determination of, the TAVA Bonus Factor for each Plan Year, consistent with the terms of the Plan.

         (b) Determination of TAVA Bonus. Each Participant shall be credited with a TAVA Bonus, if any, for a Plan Year according to the following:

                  (1) The Actual Improvement in EVA for a Plan Year shall be determined by subtracting the EVA for the immediately preceding Plan Year from the EVA for the Plan Year;



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                  (2) If the Actual Improvement exceeds the Target Improvement, the amount of that excess shall be the "Excess Improvement";

                  (3) If the Target Improvement exceeds the Actual Improvement, the amount of that excess shall be the "Shortfall";

                  (4) The TAVA Bonus Factor shall be determined by comparing the Excess Improvement or Shortfall to the Target Improvement and Bonus Interval, according to the following:

                           (i) If the Actual Improvement equals the Target
                  Improvement, the TAVA Bonus Factor shall equal one (1).

                           (ii) If the Actual Improvement exceeds the Target
                  Improvement, the TAVA Bonus Factor shall equal the Excess Improvement divided by the Bonus Interval, plus one (1).

                           (iii) If the Actual Improvement is less than the
                  Target Improvement, the TAVA Bonus Factor shall equal the Shortfall (expressed as a negative number) divided by the Bonus Interval, plus one (1).

                  (5) The TAVA Bonus for each Participant shall equal the Participant's TAVA Target Bonus, multiplied by the TAVA Bonus Factor, with such amount being credited to the Participant's Bonus Reserve Account in accordance with Section 6 of this Plan.

SECTION 6. PAYMENT OF BONUS AMOUNT.

         (a) Bonus Reserve Account Determination. Each Participant shall have a Bonus Reserve Account to which the TAVA Bonus shall be credited. Each Plan Year the Bonus Reserve Account shall be increased by the amount of any positive TAVA Bonus or decreased by the amount of any negative TAVA Bonus. The bonus payable to a Participant as of the end of a Plan Year, if any ("Bonus Amount"), shall be based upon the Participant's Bonus Reserve Account as of the end of each Plan Year.

         (b) Determination of Bonus Amount. At the end of each Plan Year, after first crediting the Participant's Bonus Reserve Account with the Participant's TAVA Bonus (which may be positive or negative), the Company shall pay each Participant a Bonus Amount equal to the sum of (i) the Participant's TAVA Bonus, if positive (but not exceeding 120% of the TAVA Target Bonus), plus (ii) one-third of the Participant's remaining Bonus Reserve Account balance as of the end of that Plan Year (after reducing for (i)); provided that the Bonus Amount may not exceed the Participant's Bonus Reserve Account. If the amount in a Participant's Bonus Reserve Account prior to determining the Bonus Amount is less than the Participant's TAVA Bonus, the entire amount of the Participant's Bonus Reserve Account shall be paid. No Bonus Amount shall be payable to a Participant unless and until the Participant has a positive balance in his or her Bonus Reserve Account as of the end of the Plan Year. The Bonus Amount shall be paid by the Company within thirty (30) days following the Committee's determination of the TAVA Bonus Factor. The Bonus Amount determined under this subsection shall not be earned by the Participant until such time as the date on which it is paid.



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         (c) Allocation of TAVA Bonus Factor. A Participant's TAVA Bonus may be
based upon the TAVA Bonus Factor for the Company only, or at the discretion of the Committee, a Participant's TAVA Bonus may be based upon the TAVA Bonus Factor for a particular division, operation, or Subsidiary of the Company, or combination thereof as determined by the Committee.

         (d) Payment Upon Death, Retirement, Disability or Termination by the Company Other Than for Cause. In the event of a Participant's termination of employment due to death, Retirement, Disability or by the Company other than for Cause, the Participant's Bonus Reserve Account shall be credited as of the end of the Plan Year in which termination occurs (the "Termination Year"), with a TAVA Bonus determined in accordance with Section 5 of the Plan, multiplied by a fraction (the "Completion Multiple"), the numerator of which shall equal the total number of days during the Termination Year in which the Participant was employed by the Company, and the denominator of which shall be 365. Thereafter, following the payment, if any, of the Bonus Amount for the Termination Year, the full amount of the Participant's Bonus Reserve Account (if a positive balance then exists) shall be considered earned as of the termination date and shall be paid by the Company to the former Participant, or in the event of his or her death, to his or her estate or designated beneficiary, in one lump sum within the time frame set forth in subsection (b) above and the Participant shall have no rights or interests in the Plan thereafter.

         (e) Voluntary Termination of Employment by Participant. In the event of a Participant's voluntary termination of employment, (i) the Participant shall not earn, and Participant's Bonus Reserve Account shall not be credited with any TAVA Bonus for the Termination Year, and (ii) in the event that the prior Plan Year Bonus Amount has not yet been paid, the Participant shall not earn, and the Participant's Bonus Reserve Account shall not be credited with, any TAVA Bonus for such prior Plan Year. The full amount of the Participant's Bonus Reserve Account (if a positive balance then exists) shall be considered earned as of the termination date and shall be paid by the Company to the former Participant in one lump sum within the time frame set forth in subsection (b) above and the Participant shall have no rights or interests in the Plan thereafter.

         (f) Termination by the Company for Cause. In the event the Participant's employment is terminated by the Company for Cause, (i) the Participant shall not earn, and Participant's Bonus Reserve Account shall not be credited with, any TAVA Bonus for the Termination Year, and (ii) in the event that the prior Plan Year Bonus Amount has not yet been paid, the Participant shall not earn, and Participant's Bonus Reserve Account shall not be credited with, any TAVA Bonus for such prior Plan Year. The full amount of the Participant's Bonus Reserve Account (if a positive balance then exists) shall be forfeited in its entirety as of the termination date and the Participant shall have no rights or interests in the Plan thereafter.

         (g) Workers' Compensation. If during any Plan Year a Participant is not on payroll due to an authorized leave of absence, or leaves payroll through Workers' Compensation, the amount of his or her TAVA Bonus shall be determined in accordance with Section 5 of the Plan, multiplied by a fraction, the numerator of which shall equal the total number of days of the Plan Year a Participant is not on payroll, and the denominator of which shall equal 365.

         (h) Ineligibility. If an employee's participation in the Plan is terminated for reasons other than set forth in subsections (d) through (g), whether due to changes in the Participant's


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employment status with the Company or a Subsidiary, or due to employment with an affiliate of the Company that is not a Subsidiary, (i) the amount of his or her TAVA Bonus shall be determined in accordance with subsection (d) of this Section, whereby the Termination Year shall be the Plan Year in which participation in the Plan terminates and the numerator of the Completion
Multiple shall equal the total number of days during the Termination Year in which the employee was a Participant in the Plan, and (ii) the entire amount of the Bonus Reserve Account shall be paid to the former Participant on or before the 60th day following the end of the Termination Year.

SECTION 7. GENERAL PROVISIONS.

         (a) No Right to Employment or Participation. No Participant or other person shall have any claim or right to be retained in the employment of the Company or a Subsidiary by reason of the Plan or any TAVA Bonus or Bonus Reserve Account. Selection for eligibility to participate in the Plan for any given Plan Year shall not entitle the Participant to participate in any subsequent Plan Year.

         (b) Plan Expenses. The expenses of the Plan and its administration shall be borne by the Company.

         (c) Plan Not Funded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any TAVA Bonus or Bonus Reserve Account under the Plan.

         (d) Reports. The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding the Plan, as may be required by any applicable statute, rule, or regulation.

         (e) Governing Law. The validity, construction, and effect of the Plan, and any actions relating to the Plan, shall be determined in accordance with the laws of the state of Illinois and applicable federal law, without regard to the conflict of laws provisions of any state.

SECTION 8. AMENDMENT AND TERMINATION OF THE PLAN.

         The Board may, from time to time, amend the Plan in any respect, or may discontinue or terminate the Plan at any time, provided, however, that:

         (a) No amendment, discontinuance or termination of the Plan shall alter or otherwise affect the amount credited to a Participant's Bonus Reserve Account or affect the amount of a TAVA Bonus which may be earned prior to the date of termination;

         (b) No amendment shall be made which would replace the EVA performance measurement system for purposes of determining TAVA Bonuses under the Plan during a Plan Year for such Plan Year, provided that the Board or Committee shall have the authority to adjust and establish Target Improvement, Bonus Intervals, TAVA Target Bonus Percentages, and other criteria utilized in the EVA performance measurement system; and

         (c) In the event of the termination of this Plan, the full amount, if any, then credited to a Participant's Bonus Reserve Account shall be paid in full within ninety (90) days following the


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effective date of termination. If the Plan is terminated prior to the end of a
Plan Year, TAVA Bonuses for that Plan Year shall be determined and credited to a Participant's Bonus Reserve Account in accordance with Section 6(d) of the Plan. In the event the Plan is terminated following a Change in Control, TAVA Bonuses shall be determined in accordance with Section 6(d) of the Plan, except that the Completion Multiple shall be one (1) and the Bonus Amount shall be paid at the effective time of the Change in Control.



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